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                                        EXHIBIT 10.7

ALZA Corporation
Executive Deferral Plans
AMENDMENT NUMBER TWO

     ALZA Corporation and its subsidiaries that participate in the ALZA Corporation Executive Deferral II (the "Plan"), pursuant to the power granted to them by Section 10.2 of the Plan, hereby amend the Plan, effective as of November 29, 1994, as follows:

1.  Section 1.12 is eliminated in its entirety and is replaced by the following:

     "1.12 Bonus Award" shall mean any cash bonus awarded to the Participant under the provisions of any of the Company's bonus plans relating to the calendar year prior to the Plan Year. Such Bonus Award shall be credited to the Participant's EDPII account as of January 1 of the Plan Year."

2. All references in the Plan to the Executive Incentive Plan (or EIP) shall be deemed references to the company's cash bonus plan or plans.

3. Section 3.1 of the Plan is hereby amended so that the last clause thereof now reads "and up to one hundred percent (100%) (in full percentage points) of his/her Bonus Award, subject to the limitations of Section 3.2 below."

ALZA Corporation, on behalf of itself and its subsidiaries participating in the Plan have caused this Amendment to be executed by its duly authorized officer as of November 29, 1994.

                              ALZA Corporation,
                              a Delaware Corporation

                              By:   /s/ David R. Hoffmann
                                    ---------------------------------
                                    David R. Hoffmann, Vice President
                                    and Treasurer